UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2019

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 8.01 OTHER EVENTS

On November 21, 2019, Centene Corporation (the “Company”) announced the pricing of an offering of $7,000,000,000 aggregate principal amount of senior notes. The $7,000,000,000 of senior notes will include $1,000,000,000 aggregate principal amount of additional 4.750% senior notes due 2025 (the “Additional 2025 Notes”) at a premium to yield 3.76%, $2,500,000,000 aggregate principal amount of new 4.250% senior notes due 2027 (the “2027 Notes”) at a discount to yield 4.375% and $3,500,000,000 aggregate principal amount of new 4.625% senior notes due 2029 (the “2029 Notes” and, together with the Additional 2025 Notes and the 2027 Notes, the “Notes”), to be to be issued by the Company. The Company intends to use the net proceeds of the 2027 Notes and the 2029 Notes and a portion of the proceeds of the Additional 2025 Notes to finance the cash consideration payable in connection with the Company's previously announced acquisition of WellCare Health Plans, Inc. (“WellCare”) and to pay related fees and expenses. The Company expects to use the remainder of the net proceeds of the Additional 2025 Notes for general corporate purposes, including the repayment of revolver borrowings. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 8.01 by reference. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated November 21, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	November 21, 2019	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer